Exhibit 10.1

EXECUTION VERSION

STOCKHOLDERS’ AGREEMENT

by and among

CATALENT, INC.,

GREEN EQUITY INVESTORS VII, L.P.,

GREEN EQUITY INVESTORS SIDE VII, L.P.,

LGP ASSOCIATES VII-A LLC

and

LGP ASSOCIATES VII-B LLC

Dated as of May 17, 2019

i

STOCKHOLDERS’ AGREEMENT, dated as of May 17, 2019 (as may be amended from time to time, this “Agreement”), by and among Catalent, Inc., a Delaware corporation (the “Company”), and each of Green Equity Investors VII, L.P., a Delaware limited partnership (“Fund VII”), Green Equity Investors Side VII, L.P., a Delaware limited partnership (“Fund Side VII”), LGP Associates VII-A LLC, a Delaware limited liability company (“LGP VII-A”), and LGP Associates VII-B LLC, a Delaware limited liability company (“LGP VII-B”, and together with Fund VII, Fund Side VII and LGP VII-A, the “Initial Stockholder”). The obligations of the Initial Stockholder set forth in this Agreement shall be several and not joint among Fund VII, Fund Side VII, LGP VII-A and LGP VII-B and apportioned in percentages of 44.68269%, 52.79859%, 0.25248% and 2.26624%, respectively.

W I T N E S S E T H:

WHEREAS, the Company, Fund VII and Fund Side VII have entered into an Equity Commitment and Investment Agreement, dated as of April 14, 2019 (as may be amended from time to time, the “Investment Agreement”), pursuant to which, among other things, the Company is issuing to the Initial Stockholder shares of Series A Preferred Stock;

WHEREAS, simultaneously with the execution and delivery of this Agreement by the parties, the Company and the Initial Stockholder have entered into a Registration Rights Agreement, dated as of May 17, 2019 (as may be amended from time to time, the “Registration Rights Agreement”), pursuant to which, among other things, the Company grants the Initial Stockholder certain registration and other rights with respect to the shares of Series A Preferred Stock and the shares of Common Stock issued upon any conversion or redemption of shares of Series A Preferred Stock; and

WHEREAS, each of the parties wishes to set forth in this Agreement certain terms and conditions regarding ownership of the Securities;

NOW, THEREFORE, in consideration of circumstances recited above and the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GOVERNANCE

1.1    Board of Directors.

(a)    Effective as of the Closing, the board of directors of the Company (the “Board”) will (i) increase the size of the Board to eleven (11) members and the Board shall appoint Peter Zippelius to the Board to serve for a term expiring at the next annual general meeting of the Company’s stockholders following his appointment and until his successor is duly elected and qualified, or, if earlier, his death, resignation, retirement or removal from office, and (ii) acknowledge and affirm that John Baumer shall, for so long as the Majority Approved Holders have the right to designate a non-voting observer to the Board pursuant to Section 1.1(e), be a non-voting observer to the Board entitled to the rights and subject to the obligations set forth in this Agreement until his successor is duly appointed or, if earlier, his death or relinquishment of such position.

(b)    For so long as the Approved Holders beneficially own (i) shares of Series A Preferred Stock with an aggregate Stated Value of at least $250,000,000, or (ii) either (A) shares of Common Stock having an aggregate value of at least $250,000,000, calculated by valuing each share of Common Stock at the 30-Day VWAP of one share of Common Stock as of the measurement date (the “Common Stock Valuation”), or (B) any combination of shares of Series A Preferred Stock or shares of Common Stock having an aggregate value of at least $250,000,000, calculated by valuing each share of Series A Preferred Stock at the Stated Value of such share of Series A Preferred Stock and each share of Common Stock at the Common Stock Valuation, the Majority Approved Holders shall have the right to designate one (1) designee to be nominated by the Company for election (including in accordance with Section (C) of Article VI of the Company’s Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate”), if applicable), to the Board; provided that such designee is (A) a partner of Leonard Green & Partners, L.P. and reasonably acceptable to the Company, which approval shall not be unreasonably withheld, or (B) acceptable to the Company in its sole discretion. At any time that none of the thresholds set forth in this Section 1.1(b) is satisfied, the designee shall, and the Majority Approved Holders shall cause such designee to, promptly offer to resign from the Board (and any committee of the Board of which such designee is then a member) in a writing submitted to the Nominating and Corporate Governance Committee of the Board (or any successor committee, however denominated).

(c)    For so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b), the Board shall include such designee in the slate of nominees to be elected or appointed to the Board at the next annual or special meeting of stockholders of the Company at which directors are to be elected or appointed and each subsequent such meeting, except such meetings for the purpose of filling vacancies or newly created directorships (other than a vacancy to be filled by a designee selected by the Majority Approved Holders) (including pursuant to Section (C) of Article VI of the Series A Certificate, if applicable), in each case, subject to (i) such designee’s satisfaction of all applicable requirements regarding service as a director of the Company under (A) NYSE rules (or the rules of the principal market on which shares of Common Stock are then listed) regarding service as a director, and (B) Applicable Law, (ii) such designee having not been involved in any of the events enumerated under Items 2(d) or 2(e) of Schedule 13D pursuant to Regulation 13D-G under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act, and (iii) such designee’s satisfaction of all such other criteria and qualifications for service as a director applicable to all directors of the Company as in effect on the date thereof; provided, however, that in no event shall any such designee’s relationship with the Approved Holders or their Affiliates (or any other actual or potential lack of independence resulting therefrom), in and of itself, be considered to disqualify such designee from being a nominee or member of the Board pursuant to this Section 1.1.

(d)    For so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b):

(i)    the Company or the Board shall (A) to the extent necessary cause the Board to have a vacancy to permit such Person to be added as a member of the Board, (B) nominate such Person for election to the Board in accordance with Section 1.1(c), and (C) to the extent that a vote of the Company’s stockholders shall be required, recommend that the Company’s stockholders vote in favor of the Person designated for nomination by the Majority Approved Holders pursuant to Section 1.1(b). In the event of the death, resignation, retirement, disqualification, disability or removal of any Person designated by the Majority Approved Holders as a member of the Board, subject to the continuing satisfaction of the applicable thresholds set forth in Section 1.1(b), the Majority Approved Holders may designate a Person satisfying the criteria and qualifications set forth in Section 1.1(c) to replace such Person, and the Company shall cause such newly designated Person to fill such resulting vacancy. So long as any Person designated by the Majority Approved Holders as a member of the Board is eligible to be so designated in accordance with this Section 1.1, the Company shall not take any action to remove such Person as a director without cause without the prior written consent of the Majority Approved Holders;

(ii)    the Majority Approved Holders’ designee for the Board shall have the rights and obligations of a director of the Company, including the right to (A) attend all meetings of the Board and all meetings of any committee(s) of the Board, if any, on which such designee then serves, (B) receive advance notice of each meeting, including such meeting’s time and place, at the same time and in the same manner as such notice is provided to the other members of the Board, and (C) receive copies of all materials, including notices, minutes, consents and regularly compiled financial and operating data distributed to the other members of the Board at the same time such materials are distributed to the other members of the Board;

(iii)    the Majority Approved Holders’ designee for the Board shall be bound by all confidentiality, conflicts of interests, trading, disclosure and other governance requirements of a director on the Board, as determined by the Board from time to time;

(iv)    the Company shall not, without the prior written approval of the Majority Approved Holders, (A) increase the size of the Board in excess of thirteen (13), or (B) decrease the size of the Board if such decrease would require the resignation of the Majority Approved Holders’ designee from the Board;

(v)    the Majority Approved Holders’ designee for the Board shall be entitled to compensation consistent with the compensation received by other independent directors of the Board, including any fee or equity award, and reimbursement for reasonable, out-of-pocket and documented expenses incurred in attending meetings of the Board and its committees; and

(vi)    the Company shall provide the Majority Approved Holders’ designee for the Board with the same rights to indemnification and advancement and the same director and officer insurance that it provides to the other members of the Board.

(e)    In addition to the rights conferred on the Majority Approved Holders pursuant to Sections 1.1(b) - 1.1(d), for so long as the Approved Holders beneficially own (i) shares of Series A Preferred Stock with an aggregate Stated Value of at least $500,000,000, or (ii) either (A) shares of Common Stock having an aggregate value of at least $500,000,000, calculated by valuing each share of Common Stock at the Common Stock Valuation, or (B) any combination of shares of Series A Preferred Stock or shares of Common Stock having an aggregate value of at least $500,000,000, calculated by valuing each share of Series A Preferred Stock at the Stated Value of such share of Series A Preferred Stock and each share of Common Stock at the Common Stock Valuation, the Majority Approved Holders shall have the right to designate one (1) non-voting observer to the Board, subject to (x) such observer’s satisfaction of all applicable requirements regarding service as a director of the Company under (1) NYSE rules (or the rules of the principal market on which the Common Stock is then listed) regarding service as a director, and (2) Applicable Law, (y) such observer having not been involved in any of the events enumerated under Items 2(d) or 2(e) of Schedule 13D under the Exchange Act, or any successor provision thereto, or Item 401(f) of Regulation S-K under the Securities Act, or any successor provision thereto, and (z) such observer’s satisfaction of all such other criteria and qualifications for service as an observer of the Board, as determined by the Board from time to time reasonably and in good faith; provided that such observer is (I) a partner of Leonard Green & Partners, L.P. and reasonably acceptable to the Company, which approval shall not be unreasonably withheld, or (II) otherwise acceptable to the Company in its sole discretion. At any time that none of the thresholds set forth in this Section 1.1(e) is satisfied, all rights of the Majority Approved Holders to designate an observer to the Board and for any previously designated observer to observe under this Agreement shall terminate without the requirement of further action by the Company or any other Person.

(f)    For so long as the Majority Approved Holders have the right to designate a non-voting observer to the Board, such observer to the Board shall have the right to (i) attend all meetings of the Board (but whose presence shall not be counted towards the Board’s quorum) and all meetings of any committee(s) of the Board, if any, on which the Person designated as a director by the Majority Approved Holders pursuant to Section 1.1(b) then serves (but whose presence shall not be counted towards any such committee(s)’ quorum), in each case, in a non-voting observer capacity, (ii) receive advance notice of each meeting, including such meeting’s time and place, at the same time and in the same manner as such notice is provided to the members of the Board, and (iii) receive copies of all materials, including notices, minutes, consents and regularly compiled financial and operating data distributed to the members of the Board at the same time as such materials are distributed to the Board; provided, however, (A) the Company shall have the right to exclude such observer or withhold such information to the extent such observer’s presence or receipt of such information could reasonably be expected to result in the loss of attorney-client privilege or any other privilege or a violation of antitrust, export control or other Applicable Laws, breach of any confidentiality agreement or any other adverse consequence to the Company, and (B) that such observer shall not be entitled to attend the portion of any Board or committee meeting that constitutes an executive session of the Board or any such committee thereof that is limited solely to independent directors of the Board and the Company’s independent auditors or legal counsel, as applicable. The Board observer shall be bound by all confidentiality, conflicts of interests, trading and disclosure and other governance requirements of a director on the Board, as determined by the Board from time to time.

(g)    If the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b) and the Majority Approved Holders notify the Company in writing that the Majority Approved Holders elect or agree not to designate a director for nomination, then the Majority Approved Holders shall have the right to instead designate a second non-voting observer to the Board with the rights set forth in Sections 1.1(e) and 1.1(f).

1.2    Voting. For so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b), at each meeting of the stockholders of the Company and at every postponement or adjournment thereof, each Stockholder shall take such action as may be required so that all of the shares of Series A Preferred Stock or Common Stock beneficially owned, directly or indirectly, by such Stockholder and entitled to vote at such meeting of stockholders are voted (i) in favor of each director nominated or recommended by the Board for election at any such meeting (provided that such nomination is not inconsistent with Section 1.1(b)), and against the removal of any director who has been elected following nomination or recommendation by the Board, (ii) against any stockholder nomination for director that is not approved and recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Compensation & Leadership Committee of the Board (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm, and (v) in accordance with the recommendation of the Board with respect to any proposed merger, business combination or similar transaction between the Company and any other Person, but no Stockholder shall be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in its sole discretion, with respect to any other matter. In furtherance of the foregoing, for so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b), each Stockholder shall take such action as may be required so that such Stockholder is present, in person or by proxy, at each meeting of the stockholders of the Company and at every postponement or adjournment thereof so that all of the shares of Series A Preferred Stock or Common Stock beneficially owned, directly or indirectly, by such Stockholder may be counted for the purposes of determining the presence of a quorum and voted in accordance with the terms and conditions of this Section 1.2.

ARTICLE II

OTHER COVENANTS

2.1    Information Rights.

(a)    For so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b), and subject to the terms and conditions of Section 5.4, the Company shall provide the Approved Holders with:

(i)    quarterly financial statements as soon as reasonably practicable after they become available but no later than forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company; provided that this requirement shall be deemed to have been satisfied if, on or prior to such date, the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC; and

(ii)    audited (by a nationally recognized accounting firm) annual financial statements as soon as reasonably practicable after they become available but no later than ninety (90) days after the end of each fiscal year of the Company; provided that this requirement shall be deemed to have been satisfied if, on or prior to such date, the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC, in each case, prepared in accordance with GAAP as in effect from time to time, which such financial statements shall include the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of operations, income, changes in shareholders’ equity and cash flows. Subject to reasonable restrictions imposed by the Company to comply with antitrust, export control and other Applicable Laws, the Company shall permit the Approved Holders or any authorized representatives designated by the Approved Holders (other than any Permitted Initial Stockholder LP or authorized representative thereof) reasonable access to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their books of accounting and other records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times and as often as the Approved Holders may reasonably request. Any investigation pursuant to this Section 2.1 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the Company and its Subsidiaries.

(b)    For so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b), subject to the terms and conditions of Section 5.4, the Company shall provide to the Approved Holders copies of all material written information that is provided to the Board at substantially the same time at which such information is first delivered or otherwise made available in writing to the Board; provided, however, that the Company shall not be required to provide any such information to the extent the terms and conditions of Section 2.1(c) apply.

(c)    Notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Subsidiaries shall have any obligation to disclose any information, other than the financial statements required by Section 2.1(a), to the extent that (i) such disclosure is prohibited by Applicable Law, or (ii) such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any of its Subsidiaries is a party or would cause a risk of loss of privilege to the Company or any of its Subsidiaries (provided that the Company shall use reasonable best efforts to make appropriate substitute arrangements under circumstances where the restrictions in any of the foregoing clauses (i) – (ii) of this Section 2.1(c) apply).

2.2    Standstill.

(a)    Until the later of (x) the three (3) year anniversary of the Closing, and (y) the date on which the Majority Approved Holders are no longer entitled to designate any director for nomination pursuant to Section 1.1 (or have irrevocably waived their right), each Stockholder agrees that, without the prior approval of the Board, such Stockholder will not (in its own capacity or with or through any other Person), directly or indirectly:

(i)    acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase or otherwise, any direct or indirect “beneficial ownership” (as defined in Rule 13d-3 and Rule 13d-5 under the

Exchange Act) of any securities of the Company or its Subsidiaries, including shares of Common Stock, any securities convertible or exchangeable into shares of Common Stock or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any voting securities of the Company or any of its Subsidiaries, excluding any shares of Common Stock or other securities acquired (A) pursuant to a conversion or redemption of any shares of Series A Preferred Stock, bonus issue, dividend or distribution by the Company or otherwise acquired pursuant to the Transaction Documents (as defined in the Investment Agreement), or (B) by a Person from the Company in connection with such Person’s service as a director or Board observer;

(ii)    except as otherwise expressly provided in this Agreement, make, or in any way knowingly encourage or participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act), any securities of the Company or any of its Subsidiaries (whether or not any such vote relates to the election or removal of directors) whether subject to or exempt from the federal proxy rules, seek to advise or influence in any manner whatsoever any Person with respect to the voting of any securities of the Company or any of its Subsidiaries or seek to propose to influence, advise, change or control the management, board of directors (or similar governing body), policies, affairs or strategy of the Company or any of its Subsidiaries by way of any public communication or other communications to their respective equityholders intended for such purpose;

(iii)    except as otherwise expressly provided in this Agreement or as required in connection with the consummation of the transactions contemplated by the Investment Agreement, form, join or in any way participate or act in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or any of its Subsidiaries;

(iv)    acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (A) any of the assets (tangible or intangible) of the Company or any of its Subsidiaries, or (B) any direct or indirect right, warrant or option to acquire any asset of the Company or any of its Subsidiaries, except in the event any such asset as is then being offered for sale by the Company or any of its Subsidiaries;

(v)    arrange, or in any way participate, directly or indirectly, in any financing for the purchase of any securities or assets of the Company or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for any securities or assets of the Company or any of its Subsidiaries, except for such securities or assets as are then being offered for sale by the Company or any of its Subsidiaries;

(vi)    act, alone or in concert with others, to make any public announcement or seek to propose (in each case, with or without any condition) to the Company, any of its Subsidiaries or any of their respective equityholders any amalgamation, merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation of or other similar transaction to or with the Company or any such Subsidiary (or in respect of any securities of the Company or any of its Subsidiaries) or otherwise seek, alone or in concert with others, to control, change or influence the management, board of directors or policies of the Company or any such Subsidiary or nominate any Person as a director who is not nominated by the then-incumbent Board, or propose any matter to be voted upon by the stockholders of the Company;

(vii)    make any request or proposal to amend, waive or terminate any provision of this Section 2.2(a); provided that this clause shall not prohibit a Stockholder from making a confidential request or proposal to the Chief Executive Officer or Chair of the Board seeking any amendment or waiver of any provision of this Section 2.2, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof; or

(viii)    take any action that might result in the Company having to make a public announcement regarding any of the matters referred to in clauses (i) - (vii) of this Section 2.2(a), or announce any intention to do, or enter into any arrangement, understanding or discussion with any one or more other Persons to do, any of the actions restricted or prohibited under clauses (i) - (vii) of this Section 2.2(a).

(b)    Nothing in Section 2.2(a) will limit the Stockholders’ ability to vote (subject to Section 1.2 above), Transfer (subject to Section 2.3 below), convert (subject to Section (C) of Article VII of the Series A Certificate) or otherwise exercise the rights of its shares of Common Stock or shares of Series A Preferred Stock or the ability of the Stockholders’ director designee elected to the Board pursuant to Section 1.1 to vote or otherwise exercise its legal duties or otherwise act in its capacity as a member of the Board.

2.3    Transfer Restrictions.

(a)    Until the earlier of (x) eighteen (18) months following the Closing, and (y) the occurrence of a transaction resulting in a Change of Control (as defined in the Series A Certificate) of the Company, no Stockholder shall Transfer any share of Series A Preferred Stock or any share of Common Stock issued upon conversion of any share of Series A Preferred Stock except as otherwise permitted pursuant to the terms and conditions of this Agreement, including Section 2.3(b).

(b)    Notwithstanding anything to the contrary in Section 2.3(a), each Stockholder shall be permitted to Transfer any portion or all of its shares of Series A Preferred Stock or shares of Common Stock issued upon conversion of any share of Series A Preferred Stock at any time under the following circumstances:

(i)    Transfers to any Permitted Transferee, but only if (A) such Permitted Transferee agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement, which writing shall be deemed acceptable to the Company if in the form of a joinder substantially in the form attached hereto as Exhibit A (a “Joinder”); and (B) such Permitted Transferee and the applicable Transferor Stockholder agree in writing for the benefit of the Company that such Permitted Transferee shall Transfer its shares of Series A Preferred Stock or shares of Common Stock issued upon conversion of any share of Series A Preferred Stock back to such Transferor Stockholder at or before such time as such Permitted Transferee ceases to qualify hereunder as a Permitted Transferee of such Transferor Stockholder, which writing shall be deemed acceptable to the Company if in the form substantially in the form attached hereto as Exhibit B;

(ii)    Transfers pursuant to an amalgamation, merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction entered into by the Company or any transaction resulting in a Change of Control of the Company; or

(iii)    Transfers that have been approved in writing by the Board prior to such Transfer.

(c)    Notwithstanding anything to the contrary in Sections 2.3(a) and (b), for as long as any shares of Series A Preferred Stock issued pursuant to the Investment Agreement are issued and outstanding, without the prior written consent of the Company in its sole discretion, no Stockholder may Transfer any share of Series A Preferred Stock or share of Common Stock issued or issuable upon conversion or redemption of any share of Series A Preferred Stock to (i) any Company Competitor, (ii) any Person that has filed (individually or jointly with others in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act)) a report on Schedule 13D or Schedule 13G pursuant to Regulation 13D-G under the Exchange Act with respect to its ownership of shares of capital stock of the Company if (A) such Person has a current obligation to file (individually or jointly with others in a group) a report on Schedule 13D or Schedule 13G, and (B) the last such report on Schedule 13D or Schedule 13G (or amendment thereto) filed (individually or jointly with others in a group) by such Person states that such Person beneficially owns more than five percent (5%) of the issued and outstanding capital stock of the Company (any such Person that has filed or has a current obligation to file a report on Schedule 13G, a “Schedule 13G Filer”), (iii) any Person that such Stockholder knows or reasonably should know (1) is or has been an investor in the Company, and (2) in the three years prior to the date of any such proposed Transfer has stated an intention to or has actually attempted to (pursuant to proxy solicitation, tender or exchange offer or other means) obtain a seat on the Board, or (iv) any Person that such Stockholder knows (after reasonably inquiry of such Person) would be required to file (individually or jointly with others in a group) a report on Schedule 13D or Schedule 13G with respect to its ownership of shares of the Company as a result of such Transfer (any such Person, a “Prohibited Transferee”); provided that the restrictions set forth in the foregoing clauses (ii) and (iv) shall terminate and be of no further force or effect upon the first date that there is no longer any share of Series A Preferred Stock outstanding; provided, further, that, notwithstanding anything to the contrary in the foregoing, this Section 2.3(c) shall not apply to restrict a Transfer pursuant to a registered public offering (other than a direct placement) or Rule 144 under the Securities Act (provided that any such Transfer pursuant to Rule 144 either is not a direct placement or satisfies the requirements of paragraph (f) of such rule), so long as, in the case of a Transfer to which either of the foregoing clauses (ii)(A) or (ii)(B) of this Section 2.3(c) would otherwise apply, such Transfer is not knowingly (without any obligation of investigation) made by any Stockholder to a Prohibited Transferee (other than a Schedule 13G Filer, except for any Schedule 13G Filer who is a Company Competitor).

(d)    Notwithstanding anything to the contrary in this Agreement or otherwise, “Transfer” shall not include, and this Section 2.3 shall not prohibit, any encumbrance or pledge of any share of Series A Preferred Stock or Common Stock issued upon conversion of any share of the Series A Preferred Stock, or any exercise of remedies with respect to any of the foregoing, pursuant to (i) one or more credit facilities of the Initial Stockholder or any of its Affiliates, so long as (A) the Initial Stockholder shall provide prompt written notice to the Company (pursuant to Section 5.12) if any event of default pursuant to any such credit facility occurs which results in any lender thereunder becoming entitled (with the provision of notice, lapse of time, or both) to foreclose on such collateral, (B) any such credit facility provides that the Company will be entitled to redeem any share of Series A Preferred Stock or share of Common Stock issued upon conversion of any share of Series A Preferred Stock, within twenty (20) Business Days following notice to the Company of such foreclosure, for the redemption price set forth in Section (A) of Article VIII of the Series A Certificate, and (C) any such credit facility provides that any lender thereunder will not be entitled to exercise any right pursuant to Sections 1.1 or 2.1, including in the event of any such foreclosure or (ii) any back leverage financing, so long as any such financing provides that any lender thereunder will not be entitled to exercise any right pursuant to Sections 1.1 or 2.1, including in the event of any foreclosure.

(e)    Any attempted Transfer in violation of this Section 2.3 shall be null and void ab initio and the Company shall not be required to give any effect thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Stockholders. The Initial Stockholder, as of the date hereof, and each other Stockholder, as of the date such Stockholder becomes a party to this Agreement pursuant to the execution of a Joinder, hereby represent and warrant to the Company as follows:

(a)    Such Stockholder has been duly formed, is validly existing and is in good standing under the laws of its jurisdiction of organization. Such Stockholder has all requisite power and authority to execute and deliver this Agreement (or to deliver a Joinder and join this Agreement, as applicable) and to perform its obligations under this Agreement.

(b)    The execution and delivery by such Stockholder of this Agreement (or the execution and delivery of a Joinder and the joining of this Agreement, as applicable) and the performance by such Stockholder of its obligations under this Agreement do not and will not conflict with, violate any provision of or require the consent or approval of any Person under (i) Applicable Law, (ii) the organizational documents of such Stockholder, or (iii) any Contract to which such Stockholder is a party or to which any of its assets is subject, except, in case of clauses (i) and (iii), as would not be reasonably expected to have a material adverse effect on such Stockholder’s performance of its obligations hereunder.

(c)    The execution and delivery by such Stockholder of this Agreement (or the execution and delivery of a Joinder and the joining in this Agreement, as applicable) and the performance by such Stockholder of its obligations under this Agreement have been duly authorized by all necessary corporate (or similar) action on the part of such Stockholder. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

3.2    Representations and Warranties of the Company. The Company hereby represents and warrants to the Initial Stockholder as of the date hereof as follows:

(a)    The Company is a duly incorporated and validly existing corporation in good standing under the laws of the state of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)    The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with, violate any provision of or require any consent or approval of any Person under (i) Applicable Law, (ii) the organizational documents of the Company, or (iii) any Contract to which the Company is a party or to which any asset of the Company and its Subsidiaries is subject, except, in case of clauses (i) and (iii), as would not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries’ ability to operate in the ordinary course of business consistent with past practice.

(c)    The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. Assuming the due authorization, execution and delivery of this Agreement by the Initial Stockholder, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE IV

DEFINITIONS

4.1    Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“30-Day VWAP” has the meaning set forth in the Series A Certificate.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. Notwithstanding anything to the contrary in this definition, none of the Stockholders or their respective Affiliates shall be deemed to be an Affiliate of the Company or any of its Subsidiaries.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means any law, statute, constitution, principle of common law, ordinance, regulation and order of any Governmental Entity.

“Approved Holders” means the Initial Stockholder and any Permitted Transferees of the Initial Stockholder or any other direct or indirect Permitted Transferee of the Initial Stockholder.

“Board” has the meaning set forth in Section 1.1(a).

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York, generally are authorized or obligated by Applicable Law to close.

“Closing” has the meaning set forth in the Investment Agreement.

“Common Stock” means the common stock, par value $0.01 per share of the Company.

“Common Stock Valuation” has the meaning set forth in Section 1.1(b).

“Company” has the meaning set forth in the Preamble.

“Company Competitor” means, as of any date of determination, any Person that competes with the Company with respect to (i) delivery technologies or development solutions for drugs, biologics or consumer and animal health products, (ii) manufacturing, packaging, labeling, storage, distribution or inventory management of customer-required patient kits for clinical trials of drugs or biologics, or (iii) any other business in development by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries may then be engaged, including the formulation, development, manufacture or sale of viral vectors or related bioanalytical testing, in each case in a manner material to the Company or any of the Company’s reporting segments.

“Confidential Information” means any and all confidential, non-public or proprietary information or data pertaining to the Company or any of its Subsidiaries, or the respective businesses and operations thereof, furnished or made available by or on behalf of the Company or any of its Subsidiaries to any Stockholder or any of its Representatives purporting to act on its behalf; provided that “Confidential Information” shall not include information that (i) is at the time of disclosure to such Stockholder or Representative, already in such Stockholder’s or Representative’s possession (provided, however, that such information is not, to the knowledge of such Stockholder following reasonable inquiry subject to an obligation of confidentiality owed to the Company, any Subsidiary of the Company or any other Person), (ii) is or becomes generally available to the public other than as a result of a disclosure by such Stockholder or any of its Affiliates or Representatives in violation of this Agreement or any applicable confidentiality or non-disclosure agreement, (iii) becomes available to such Stockholder on a non-confidential basis from a source other than the Company, any of its Subsidiaries or any of their respective Representatives (provided, however, that such source is not known by such Stockholder following reasonable inquiry to be bound by an obligation of confidentiality owed to the Company, any Subsidiary of the Company or any other Person), or (iv) is developed by such Stockholder without using all or any portion of Confidential Information or violating any of the obligations of such Stockholder under this Agreement.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of January 2, 2019, by and between Catalent Pharma Solutions, LLC and Leonard Green & Partners, L.P.

“Contract” means any contract, agreement, note, bond, indenture, guarantee, subcontract, lease or undertaking.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fund VII” has the meaning set forth in the Preamble.

“Fund Side VII” has the meaning set forth in the Preamble.

“Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including any state-controlled or -owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Initial Stockholder” has the meaning set forth in the Preamble.

“Investment Agreement” has the meaning set forth in the Recitals.

“LGP VII-A” has the meaning set forth in the Preamble.

“LGP VII-B” has the meaning set forth in the Preamble.

“Majority Approved Holders” means, as of any date, any one or more of the Approved Holders holding in the aggregate a majority of the shares of Common Stock then held, on a fully-diluted and as converted basis, by all Approved Holders.

“Other Investments” has the meaning set forth in Section 5.13.

“Permitted Initial Stockholder LP” means any limited partner of, or Affiliate of a limited partner of, Fund VII or Fund Side VII or any of their parallel or feeder funds that is not a Prohibited Transferee.

“Permitted Transferee” means, with respect to any Person, (i) any successor entity of such Person, (ii) if such Person is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity controlled by a Related GP Entity and managed by a Related IM Entity for so long as such fund or investment vehicle remains controlled by a Related GP Entity and managed by a Related IM Entity, (iii) a wholly owned

Subsidiary of such Person and (iv) with the consent of the Company, such consent not to be unreasonably withheld, any Permitted Initial Stockholder LP. Notwithstanding anything to the contrary in the foregoing, “Permitted Transferee” shall not include any portfolio company or investment of any fund or investment vehicle controlled by a Related GP Entity and managed by a Related IM Entity.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Prohibited Transferee” has the meaning set forth in Section 2.3(c).

“Purchaser Group” has the meaning set forth in Section 5.13.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Related IM Entity” means any Person (i) that, pursuant to contract, manages or directs the investment decision-making of an affiliated pooled investment fund or vehicle sponsored by Leonard Green & Partners, L.P., and (ii) whose outstanding equity interests are at least seventy-five percent (75%) owned by current or former (as of the date of determination) Leonard Green & Partners, L.P. personnel or their estate planning vehicles.

“Related GP Entity” means any Person (i) that acts as the general partner or managing member (or in a similar capacity) of an affiliated pooled investment fund or vehicle sponsored by Leonard Green & Partners, L.P., and (ii) whose outstanding equity interests are at least seventy-five percent (75%) owned by current or former (as of the date of determination) Leonard Green & Partners, L.P. personnel or their estate planning vehicles or an Affiliate of Leonard Green & Partners, L.P.

“Renounced Business Opportunity” has the meaning set forth in Section 5.13.

“Representative” means, with respect to any Person, any director, officer, employee, general partner, member, manager, advisor (including any financial advisor, legal counsel, accountant or consultant), agent or other representative of such Person.

“Schedule 13G Filer” has the meaning set forth in Section 2.3(c).

“Securities” means the shares of Series A Preferred Stock issued pursuant to the Investment Agreement on the date hereof or the shares of Common Stock issued in connection with the conversion or redemption of all or any portion of the shares of Series A Preferred Stock (without duplication).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Certificate” has the meaning set forth in Section 1.1(b).

“Series A Preferred Stock” means the preferred stock, par value $0.01 per share, designated as “Series A Convertible Preferred Stock”, of the Company issued on the date hereof pursuant to the Investment Agreement.

“Stated Value” has the meaning set forth in the Series A Certificate.

“Stockholders” means the Initial Stockholder and any Person (i)(x) who acquires shares of Series A Preferred Stock (or to whom shares of Series A Preferred Stock is transferred), whether from an existing Stockholder, the Company or otherwise or (y) to whom any right, interest or obligation hereunder is assigned pursuant to and in accordance with Section 5.3, and (ii) in the case of both clauses (i)(x) and (i)(y), who executes a written joinder substantially in the form attached hereto as Exhibit A.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (i) of which such Person or a subsidiary of such Person is a general partner, or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such Person, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.

“Transfer” by any Person means, directly or indirectly, sell, transfer, assign, pledge (subject to Section 2.3(d)), encumber (subject to Section 2.3(d)), hypothecate or similarly dispose of, either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge (subject to Section 2.3(d)), encumbrance (subject to Section 2.3(d)), hypothecation or similar disposition of, any securities owned by such Person or of any interest (including any voting interest) in any securities owned by such Person. Correlative terms, including the terms “Transferor”, “Transferee” and “Transferred”, shall have correlative meanings.

4.2    Terms Generally. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to “Articles” and “Sections” shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” References to “$” or “dollars” means United States dollars. The definitions given for terms in this ARTICLE IV and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References herein to any agreement or letter shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time.

ARTICLE V

MISCELLANEOUS

5.1    Term. This Agreement will be effective as of the Closing and, except as otherwise set forth herein, will continue in effect thereafter until the mutual written agreement of the Company and the Majority Approved Holders to terminate this Agreement.

5.2    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Majority Approved Holders. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any right or remedy provided by Applicable Law.

5.3    Successors and Assigns. Except as otherwise expressly provided in this Section 5.3, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether an initial party or made party through a Joinder or otherwise), in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Company and the Majority Approved Holders. Notwithstanding anything to the contrary in the foregoing, (a) subject to the terms and conditions of this Agreement, a Stockholder may assign all or any portion of its rights and interests under this Agreement to any Person (i) to which such Stockholder properly assigns or transfers Securities in accordance with Section 2.3, and (ii) that executes a Joinder, and (b) this Agreement may be assigned by operation of law by the Company. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 5.3 shall be null and void ab initio.

5.4    Confidentiality. The parties recognize that, in connection with the performance of this Agreement, the Company may provide the Stockholders with access to, or otherwise furnish or make available to the Stockholders certain Confidential Information. Each Stockholder shall keep all Confidential Information strictly confidential and not disclose any Confidential Information to any other Person, except as may be requested or legally compelled (in either case pursuant to the terms of a valid and effective subpoena or order issued by a Governmental Entity or pursuant to a civil investigative demand or similar judicial or legal process); provided, however, that each Stockholder may disclose such Confidential Information to (i) its Representatives who need to know such Confidential Information for purposes of evaluating or monitoring such Stockholder’s investment in the Company and who agree to be bound by the terms of this Section 5.4 or otherwise have a professional duty of confidentiality with respect to information received from such Stockholder, it being acknowledged and agreed by each Stockholder that such Stockholder shall be liable for any breach of this Section 5.4 by any of its Representatives, (ii) proposed Permitted Transferees in connection with a proposed Transfer of shares of Series A Preferred Stock or shares of Common Stock (it being understood and agreed by each Stockholder that (A) prior to any such disclosure, the Stockholder shall inform the prospective Permitted Transferee of the confidential nature of the information, and (B) such Stockholder shall be liable for any breach of this Section 5.4 by such prospective Permitted Transferee), or (iii) any Permitted

Initial Stockholder LP that is bound by a customary written confidentiality obligation that contains reasonable restrictions on the use and disclosure of the Company’s non-public information; provided that, for purposes of this clause (iii), (x) such Confidential Information is limited to financial and other information regarding the Company or its Subsidiaries that is contractually required or customarily provided to existing or prospective investors in the Initial Stockholder, and (y) such Stockholder shall be responsible for any breach of this Section 5.4 by such Person. Furthermore, no Stockholder shall, and each Stockholder shall cause its Representatives not to, use any Confidential Information for any purpose whatsoever other than to evaluate, monitor, manage or ascribe a value to its investment in the Company or enforce its rights under this Agreement, it being acknowledged and agreed by each Stockholder that such Stockholder shall be liable for any breach of this Section 5.4 by any of its Representatives. In furtherance of the foregoing, each Stockholder shall take precautions that are reasonable, necessary and appropriate to guard the confidentiality of the Confidential Information and shall treat such Confidential Information with at least the same degree of care which it applies to its own confidential and proprietary information. In the event that any Stockholder (or any Affiliate or Representative thereof) is requested or required to disclose any Confidential Information pursuant to this Section 5.4, it shall provide prompt written notice to the Company of the proposed disclosure prior to such disclosure and shall cooperate with the Company in good faith, at the Company’s cost and expense, in any effort the Company undertakes in order to obtain a protective order or other similar remedy. In the event that such protective order or other remedy either is not obtained or does not completely block such disclosure, or that the Company waives compliance with this provision, such Stockholder will furnish only that portion of such Confidential Information that such Stockholder is advised by legal counsel is legally required and will exercise its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded such information. Each Stockholder hereby acknowledges and agrees that all Confidential Information is and shall at all times remain the sole and exclusive property of the Company or its Subsidiaries, as applicable. For the avoidance of doubt, the terms of this Section 5.4 shall survive the termination of this Agreement.

5.5    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any such provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

5.6    Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

5.7    Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, the Investment Agreement, the Series A Certificate and the Registration Rights Agreement, constitutes the entire agreement among the parties or to which they are subject and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of the transactions contemplated hereby and thereby.

5.8    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (excluding those choice-of-law principles of such State that would permit the application of the laws of a jurisdiction other than such State), without regard to any applicable conflicts-of-law principles. Any suit, action or proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Chancery Court of the State of Delaware or, to the extent such court shall not have jurisdiction over the subject matter, in any state or federal court sitting in New Castle County, Delaware, and each of the parties submits to the exclusive jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby; provided, however, that any judgment in any such suit, action or proceeding may be enforced in any court with jurisdiction over the subject matter. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party in any manner provided for notice in Section 5.12 shall be deemed effective service of process on such party.

5.9    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.10    Specific Performance. The parties agree that irreparable damage may occur if any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 5.8, in addition to any other remedy to which they are entitled at law or in equity.

5.11    No Third-Party Beneficiaries. Nothing in this Agreement shall confer any right upon any Person other than the parties and each such party’s respective heirs, successors and permitted assigns, all of whom shall be express third-party beneficiaries of this Agreement.

5.12    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile or electronic communication, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

Attn:                 General Counsel – Steven L. Fasman

E-mail:              GenCouns@catalent.com

Fax:                 (732) 537-6490

with copies (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn:                 Steven Epstein; Matthew Soran

E-mail:             steven.epstein@friedfrank.com;

                          matthew.soran@friedfrank.com

Fax:                 (212) 859-4000

If to the Initial Stockholder, to:

c/o Leonard Green & Partners, L.P.

11111 Santa Monica Blvd., #2000

Los Angeles, CA 90025

Attn:                 Peter Zippelius

E-mail:             pzippelius@leonardgreen.com

Facsimile:         (310) 954-0404

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Attn:                 Howard A. Sobel

                          Jason H. Silvera

                          Greg Rodgers

E-mail:             howard.sobel@lw.com

                          jason.silvera@lw.com

                          greg.rodgers@lw.com

Fax:                  (212) 751-4864

5.13    Corporate Opportunities. Notwithstanding anything to the contrary in this Agreement but subject to the terms and conditions of Section 2.2 and the proviso set forth in the penultimate sentence of this Section 5.13, the Company, on behalf of itself and its Subsidiaries, to the fullest extent permitted by Applicable Law, (a) acknowledges and affirms that the Initial Stockholder and its Affiliates, employees, directors, partners and members, including any director or observer designated pursuant to Section 1.1 (the “Purchaser Group”): (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its Subsidiaries (and related services businesses) that may, are or will be competitive with the Company’s or any of its Subsidiaries’ businesses or that could be suitable for the Company’s or any of its Subsidiaries’ interests, (ii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, Other Investments, (iii) may develop or become aware of business opportunities for Other Investments; and (iv) may or will, as a result of or arising from the matters referenced in this Section 5.13, the nature of the Purchaser Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) – (a)(iv) (each, a “Renounced Business Opportunity”)), and (c) acknowledges and affirms that no member of Purchaser Group, including any director or observer designated pursuant to Section 1.1, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its Subsidiaries, and any member of Purchaser Group may pursue a Renounced Business Opportunity. Notwithstanding anything to the contrary in the foregoing, the Company does not renounce its interest in any corporate opportunity if such corporate opportunity was expressly offered to a member of the Board or observer of the Board designated pursuant to Section 1.1 solely in his or her capacity as a member of the Board or an observer of the Board; provided that such opportunity has not been separately presented to the Initial Stockholder or its Affiliates or is not otherwise being independently pursued by the Initial Stockholder or its Affiliates (in each case, whether before or after such opportunity is presented to such director), other than as a result of a breach of the confidentiality obligations of such member of the Board or observer of the Board owed to the Company pursuant to (A) Section 5.4, or (B) Applicable Law. Notwithstanding anything to the contrary in the foregoing, the Company shall not be prohibited from pursuing any Renounced Business Opportunity as a result of this Section 5.13.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement by their authorized representatives as of the date first above written.

CATALENT, INC.
By:	/s/ Steven L. Fasman
Name: Steven L. Fasman
Title: Senior Vice President, General Counsel and Secretary

[Signature Page to Stockholders’ Agreement]

GREEN EQUITY INVESTORS VII, L.P.
By: GEI Capital VII, LLC, its General Partner
By:	/s/ Peter Zippelius
Name: Peter Zippelius
Title: Senior Vice President
GREEN EQUITY INVESTORS SIDE VII, L.P.
By: GEI Capital VII, LLC, its General Partner
By:	/s/ Peter Zippelius
Name: Peter Zippelius
Title: Senior Vice President

[Signature Page to Stockholders’ Agreement]

LGP ASSOCIATES VII-A LLC
By: Peridot Coinvest Manager LLC, its Manager
By: Leonard Green & Partners, L.P., its Manager
By:	/s/ Peter Zippelius
Name: Peter Zippelius
Title: Senior Vice President
LGP ASSOCIATES VII-B LLC
By: Peridot Coinvest Manager LLC, its Manager
By: Leonard Green & Partners, L.P., its Manager
By:	/s/ Peter Zippelius
Name: Peter Zippelius
Title: Senior Vice President

[Signature Page to Stockholders’ Agreement]

EXHIBIT A

FORM OF JOINDER

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

Attention: General Counsel – Steven L. Fasman

Ladies and Gentlemen:

Reference is made to the Stockholders’ Agreement, dated as of May 17, 2019 (as such agreement may have been or may be amended from time to time) (the “Agreement”), by and among Catalent, Inc., a Delaware corporation, each of Green Equity Investors VII, L.P., a Delaware limited partnership, Green Equity Investors Side VII, L.P., a Delaware limited partnership, LGP Associates VII-A LLC, a Delaware limited liability company, and LGP Associates VII-B LLC, a Delaware limited liability company, and any other party identified on the signature page of any joinder substantially similar to this joinder executed or otherwise permitted pursuant to Section 2.3(b)(i)(A) of the Agreement and delivered in accordance with the Agreement. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

The undersigned represents and warrants that it has acquired [[ • ] shares of Series A Preferred Stock][shares of Common Stock] from [ • ] on the date hereof. The undersigned agrees that, as of the date hereof, the undersigned shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as a “Stockholder,” as though an original party thereto. The undersigned represents and warrants that the representations and warranties set forth in Section 3.1 of the Agreement are true and correct as to the undersigned in all respects as of the date hereof.

THE UNDERSIGNED ACKNOWLEDGES AND ACCEPTS THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH IN SECTION 5.9 OF THE AGREEMENT.

This joinder and all claims or causes of action based upon, arising out of, or related to this joinder (whether based on contract, equity, tort or any other theory) shall be governed by and construed in accordance with the laws of the State of Delaware (excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State), without regard to any applicable conflicts-of-law principles.

*****

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the [    ]th day of [                            ], [        ].

[ ]

By:
Name:
Title:

Notice Address:

Attn:
Facsimile:
Email:

[Joinder to Catalent, Inc. Stockholders’ Agreement]

EXHIBIT B

FORM OF TRANSFER GUARANTEE AGREEMENT

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

Attention: General Counsel – Steven L. Fasman

Ladies and Gentlemen:

Reference is made to the Stockholders’ Agreement, dated as of May 17, 2019 (as such agreement may have been or may be amended from time to time) (the “Agreement”), by and among Catalent, Inc., a Delaware corporation, each of Green Equity Investors VII, L.P., a Delaware limited partnership, Green Equity Investors Side VII, L.P., a Delaware limited partnership, LGP Associates VII-A LLC, a Delaware limited liability company, and LGP Associates VII-B LLC, a Delaware limited liability company, and any other party identified on the signature page of any joinder executed pursuant to Section 2.3(b)(i)(A) of the Agreement. Capitalized terms used but not otherwise defined in this letter agreement (this “Transfer Guarantee Agreement”) have the meanings set forth in the Agreement.

The undersigned [name of Permitted Transferee] (the “Permitted Transferee”) represents and warrants that, on the date hereof, it has (a) acquired [[ • ] shares of Series A Preferred Stock][shares of Common Stock] (the “Acquired Shares”) from [name of Transferor] (the “Transferor Stockholder”), and (b) executed a joinder to become a party to the Agreement and fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as a “Stockholder,” as though an original party thereto. Each of the Permitted Transferee and the Transferor Stockholder severally (i) acknowledges that entry into this Transfer Guarantee Agreement is a required precondition under the Agreement for the Transfer of the Acquired Shares to the Permitted Transferee, and (ii) represents and warrants that (A) it has full power and authority to enter into this Transfer Guarantee Agreement, and (B) this Agreement, once executed by both parties, will constitute a binding obligation in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

In furtherance of the foregoing, each of the Permitted Transferee and the Transferor Stockholder hereby covenants and agrees to comply with the terms and conditions of Section 2.3(b)(i)(B) of the Agreement and that, if the Permitted Transferee ceases to qualify under the Agreement as a Permitted Transferee of the Transferor Stockholder at any time prior to the date that is eighteen (18) months following the Closing, then at or before such time the (a) Permitted Transferee shall Transfer the Acquired Shares to the Transferor Stockholder for all purposes of the Agreement, and (b) the Transferor Stockholder shall accept the Transfer of, and acquire, the Acquired Shares from the Permitted Transferee for all purposes of the Agreement. The Company shall be an express third-party beneficiary of the terms and conditions of this Transfer Guarantee

Agreement, entitled to sue upon and enforce this Transfer Guarantee Agreement as if the Company were a party hereto. The Permitted Transferee and the Transferor Stockholder hereby acknowledge and agree that irreparable damage may occur if any provision of this Transfer Guarantee Agreement or Section 2.3(b)(i)(B) of the Agreement is not performed in accordance with the terms hereof and that the parties (including the Company as an express third-party beneficiary) will be entitled to seek an injunction or injunctions or other equitable relief to prevent breaches of this Transfer Guarantee Agreement or Section 2.3(b)(i)(B) of the Agreement or to enforce specifically the performance of the terms and provisions hereof and thereof in any court described in the last paragraph hereof, in addition to any other remedy to which they are entitled at law or in equity.

This Transfer Guarantee Agreement and all claims or causes of action based upon, arising out of, or related to this Transfer Guarantee Agreement (whether based on contract, equity, tort or any other theory) shall be governed by and construed in accordance with the laws of the State of Delaware (excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State), without regard to any applicable conflicts-of-law principles.

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IN WITNESS WHEREOF, the undersigned have executed this Transfer Guarantee Agreement as of the [    ]th day of [                            ], [        ].

[Permitted Transferee]
By:
Name:
Title:

Acknowledged and Agreed:
[Transferor Stockholder]
By:
Name: Title: